Exhibit 10.29

Electronic supervision number: 5101152021B01088

State-owned construction land use rights transfer contract

Ministry of Natural Resources of the People’s Republic of China

State Administration for Industry and Commerce, People’s Republic of China Formulate

Contract No: 510115-2021-C-013

State-owned construction land use rights transfer contract

The parties to this contract:

Transferor: Wenjiang District Planning and Natural Resources Bureau, Chengdu

Mailing address:                        /

Postal code:                        /

Telephone:                                    /

Fax:                           /

Bank of deposit:                         /                                               Account:                                               /

Assignee: Sichuan Vtouch Technology Co.,Ltd.

Mailing address:                        /

Postal code:                       /

Telephone:                                /

Fax:                        /

Bank of deposit:                        /

Account:                                   /

Chapter One General Rules

Article 1 According to the Property Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, Land Management Law of the People’s Republic of China, Urban Real Estate Management Law and other laws, relevant administrative regulations and land supply policies and regulations The parties enter into this contract based on the principles of equality, voluntariness, compensation, and good faith.

same.

Article 2 The ownership of the transferred land belongs to the People’s Republic of China, and the transferor has According to the authorization of the law, the right to use state-owned construction land is transferred, and underground resources and buried objects shall not be transferred.

It falls within the scope of transfer of state-owned construction land use rights.

Article 3 For state-owned construction land acquired in accordance with the law, the transferee shall, during the transfer period, enjoy the rights to possess, use, benefit from and dispose of the land in accordance with the law , and have the right to utilize the land Construct buildings, structures and ancillary facilities in accordance with the law.

Chapter 2 Delivery of Transferred Land and Payment of Transfer Price

Article 4 The number of the leased lot under this contract is WJ 2021-11(100102), the total area of the parcel is in capital letters One hundred and twenty thousand and one hundred and seventy one point two eight square meters (lowercase 12171.28 square meters), of which the land area to be transferred is twelve thousand one hundred seventy one point two eight Square meters (lowercase 12171.28 square meters).

The parcel of land transferred under this contract is located in Tianfu Street Youjiadu Community (formerly Liujiang Village Group 2) .

See Appendix 1 for the plan boundary map of the parcel of land transferred under this contract.

The vertical boundaries of the parcel of land transferred under this contract are as follows:       /

______________________________________________________________________ for The upper limit is/          is the lower limit, and the height difference is / rice.

The spatial scope of the land parcel is the vertical plane formed by the above-mentioned boundary points and the upper and lower

The spatial range formed by the closure of the lower bound elevation plane.

Article 5 The purpose of the leased land under this contract is of use way for Industrial land .

Article 6 The transferor agrees to deliver the parcel of land to the grantee before September 10, 2021, and the grantor agrees that upon delivery of the land, the parcel shall reach the point of this article (two) Land conditions specified in this item:

(1) The site is level and level ______________________________

The surrounding infrastructure reaches__________________

(2) Current land conditions.

Article 7 The transfer period of the state-owned construction land use rights under this contract is 20 years calculated from the date of delivery of the land as stipulated in Article 6 of this contract;

If the original allocated (leased) state-owned construction land use rights go through the transfer procedures, the transfer year

The period shall be calculated from the date of signing of the contract.

eighth The transfer price of the state-owned construction land use rights of the parcel under this contract The money is capitalized in RMB Three hundred nine hundred twenty thousand five thousand two hundred thirty three point five Yuan (lower case 3925233.50            Yuan), capitalized RMB per square meter

Three hundred two hundred and two points four nine Yuan(lowercase         322.49          Yuan ).

Article 9 The deposit for the parcel under this contract is in RMB.           One hundred, one hundred and eighty thousand Yuan(lowercase             1180000            Yuan), the deposit will be used to pay for the soil Land transfer price.

Article 10 The transferee agrees to proceed in accordance with paragraph 1 (1) of this Article Requirements for items

Pay the transfer price for the right to use state-owned construction land to the transferor:

(1) From the date of signing of this contract 30         Within days, pay the country in one lump sum

There is a transfer price of construction land use rights;

(2) Divide according to the following time and amount. / Periodic payment of state-owned construction to the transferor

Set the land use right transfer price.

Article 11 The transferee shall pay off the entire land parcel in accordance with this contract. After transferring the price, apply for the transfer with relevant supporting materials such as this contract and the payment receipt for the transfer price.

Please register the transfer of state-owned construction land use rights.

Third chapter Land development, construction and utilization

Article 12 The transferee agrees that the intensity of investment in land development under this contract shall be based on Article 1 ( one ) Implementation of provisions:

(1) The parcel of land under this contract is used for industrial project construction, and the transferee agrees to this The total investment in fixed assets of the parcel under the contract shall not be less than the approved or registered investment amount. The amount of the case is capitalized in RMB / 10,000 yuan (lowercase         /            million), investment The intensity is not less than RMB per square meter.           Jiu thousand          Yuan(lowercase 9000 Yuan). The total investment in fixed assets of the land construction project under this contract includes buildings,

Structures and ancillary facilities, equipment investment and transfer price, etc.

(2) The parcel of land under this contract is used for the construction of non-industrial projects, and the transferee promises

The total development investment of the parcel under this contract shall not be less than RMB.

_________________________ Ten thousand yuan (lowercase______________million).

Article 13 The transferee shall build new buildings, Structures and ancillary facilities shall comply with the regulations determined by the planning management department of the municipal (county) government.

Specific planning conditions for land transfer (see Appendix 2. Among them

Main building properties work Industry use land

Nature of ancillary buildings_______________________________

Total building area__________________________square meters;

The building floor area ratio is not higher than 3          No less than .1.20 The building height limit shall not be higher than_________________or not lower than

The building density is not higher than.            /          Not less than 40%

The green space rate is not higher than.                  20% not less than______________

Other land use requirements_________________

Article 14 The transferee agrees that the land construction supporting facilities under this contract shall be provided in accordance with this article.

No.             ( one ) provisions shall be implemented:

(1) The land under this contract is used for industrial project construction. According to the planning department The determined planning and design conditions shall be used within the scope of the land transferred under this contract for internal use of the enterprise. The area occupied by administrative offices and living service facilities shall not exceed 7% of the area of the transferred parcel. % , Right now No Exceed                / square meter, the building area does not exceed /          square meters. The transferee agrees not to build complete residential units and experts within the scope of the transferred land.

Non-production facilities such as buildings, hotels, hostels and training centers;

（2） The land under this contract is used for residential project construction. According to the planning and construction conditions determined by the planning and construction management department, the total number of residential construction units within the scope of the acquired land under this contract shall not be less than/set. Among them, the number of housing units with a building area of less than 90 square meters shall not be less than/, and the requirement for residential construction unit type is/. The proportion of housing area below 90 square meters within the scope of the land parcel under this contract to the total development and construction area of the land parcel shall not be less than 1%. The economic and affordable housing, low rent housing, and other government guaranteed housing constructed within the scope of the land parcel under this contract shall be fulfilled by the transferee in the following manner after completion:

1. Transfer to the government;

2. Repurchased by the government;

3. Implement relevant regulations on the construction and sales management of government affordable housing;

Article 15: The transferee agrees to simultaneously construct the following supporting engineering projects within the scope of the land parcel under this contract, and transfer them to the government free of charge after completion:

Article 16: The transferee agrees to commence the construction of the land parcel under this contract before September 10, 2022 and complete it before March 10, 2024.

If the transferee is unable to start construction on schedule, they shall submit an application for extension to the transferor 30 days in advance. If the transferor agrees to the extension, the completion time of the project shall be correspondingly extended, but the extension period shall not exceed one year.

Article 17: When the assignee carries out construction within the parcel of land under this contract, the interfaces and introduction projects of water, gas, sewage and other facilities with the main pipelines and power substations outside the parcel of land shall be handled in accordance with relevant regulations.

The transferee agrees to the various pipelines and pipelines laid by the government for the needs of public utilities to enter, pass through, and pass through the acquired land. However, if this affects the use function of the acquired land, the government or the public utility construction entity shall provide reasonable compensation.

Article 18: The transferee shall use the land according to the land use and plot ratio stipulated in this contract and shall not change it without authorization. If it is necessary to change the land use specified in this contract during the transfer period, both parties agree to handle it in accordance with the provisions of item (1) of this article:

（1） The transferor shall reclaim the right to use construction land for a fee;

（2） To handle the approval procedures for changing land use in accordance with the law, sign a contract for the transfer of state-owned construction land use rights or sign a new contract for the transfer of state-owned construction land use rights, and the transferee shall use the construction land under the new land use at the time of approval for the change

The difference between the market price for the evaluation of land use rights and the market price for the evaluation of construction land use rights under the original land use shall be compensated by paying the transfer price of state-owned construction land use rights, and land change registration shall be processed.

Article 19: During the term of use of the land parcel under this contract, the government reserves the right to adjust the planning of the land parcel under this contract. If the original plan is modified, the existing buildings on the land parcel will not be affected. However, during the term of use, the buildings, structures and their ancillary facilities on the land parcel must be renovated, rebuilt, or renewed according to the then effective plan when the term expires.

Article 20: The transferor shall not reclaim the right to use state-owned construction land lawfully used by the transferee before the expiration of the agreed term of use in this contract; In special circumstances, if it is necessary to recover the right to use state-owned construction land in advance according to the social public interest, the transferor shall apply for approval in accordance with legal procedures, and compensate the land user based on the value of the buildings, structures and their ancillary facilities on the land at the time of recovery, the assessed market price of the remaining years of state-owned construction land use rights, and the direct losses identified through evaluation.

Chapter 4 Transfer, Lease, and Mortgage of the Right to Use State owned Construction Land

Article 21: The transferee shall pay the full transfer price of the state-owned construction land use right as stipulated in this contract, and after obtaining the state-owned land use certificate, shall have the right to transfer, lease, or mortgage all or part of the state-owned construction land use right under this contract. For the first transfer, it shall meet the conditions stipulated in item (2) of this article:

（1） Conduct investment and development in accordance with the provisions of this contract, and complete more than 25% of the total development investment;

（2） According to the provisions of this contract, investment and development have formed conditions for industrial or other construction land.

Article 22: The transfer, rental, and mortgage contracts of the right to use state-owned construction land shall not violate national laws, regulations, and the provisions of this contract.

Article 23: After the transfer of all or part of the right to use state-owned construction land, the rights and obligations stated in this contract and land registration documents shall be transferred accordingly. The term of use of state-owned construction land shall be the remaining years after subtracting the already used term from the agreed term in this contract.

After all or part of the state-owned construction land use rights under this contract are leased, the rights and obligations stated in this contract and land registration documents shall still be borne by the transferee.

Article 24: If the right to use state-owned construction land is transferred or mortgaged, both parties shall apply for land change registration with the natural resources management department by presenting this contract, the corresponding transfer and mortgage contract, and the state-owned land use certificate.

Chapter 5 Expiration of Term

Article 25: If the term of use stipulated in this contract expires and the land user needs to continue using the land parcel under this contract, they shall submit a renewal application to the transferor no later than one year before the expiration. Unless it is necessary to reclaim the land parcel under this contract in accordance with social public interests, the transferor shall approve it.

If the term of the right to use residential construction land expires, it will be automatically renewed.

If the transferor agrees to renew, the land user shall handle the paid land use procedures such as transfer and lease in accordance with the law, sign a new land use contract for transfer and lease, and pay the land transfer price, rent, and other paid land use fees.

Article 26: When the term of land transfer expires and the land user applies for renewal, if it is not approved due to social and public interests, the land user shall return the state-owned land use certificate and handle the cancellation registration of the state-owned construction land use right in accordance with regulations. The state-owned construction land use right shall be recovered by the transferor free of charge. The transferor and the land user agree that the buildings, structures and their ancillary facilities on the land parcel under this contract shall be performed in accordance with the provisions of item (1) of this article:

（1） The transferor shall reclaim the above ground buildings, structures and their ancillary facilities, and provide corresponding compensation to the land user based on the residual value of the above ground buildings, structures and their ancillary facilities at the time of recovery;

（2） The transferor shall reclaim the above ground buildings, structures, and their ancillary facilities free of charge.

Article 27: If the land transfer period expires and the land user does not apply for renewal, the land user shall return the state-owned land use certificate and handle the cancellation registration of the state-owned construction land use right in accordance with regulations. The state-owned construction land use right shall be recovered by the transferor free of charge. The buildings, structures and their ancillary facilities on the land parcel under this contract shall be recovered by the transferor free of charge, and the land user shall maintain the above ground buildings and structures

The normal use function of its ancillary facilities shall not be artificially damaged. If the above ground buildings, structures, and their ancillary facilities lose their normal use function, the transferor may require the land user to move or demolish the above ground buildings, structures, and their ancillary facilities, and restore the site leveling.

The normal functions of the equipment and its ancillary facilities must not be artificially destroyed. buildings above ground, If the structure and its ancillary facilities lose their normal functions, the transferor may request the land Users move or dismantle buildings, structures and ancillary facilities on the ground, and restore the site

The ground is flat.

Chapter 6 Force Majeure

Article 28 Either party to the contract due to force majeure reasons Any failure to perform part or all of this contract caused by the failure may be exempted from liability, but the take all necessary remedial measures as allowed by the conditions to reduce the lose caused by force majeure. Force majeure occurring during the delay in performance by the parties shall not have the effect of exemption.

Article 29 In the event of force majeure, the party shall declare the force majeure event within 7 days. Notify the other party of the force situation in writing such as letters, telegrams, faxes, etc., and notify the other party in case of inability to Within 15 days after the occurrence of resistance, submit to the other party that part or all of this contract cannot be performed.

Reports and certificates for execution or postponement of performance.

Chapter 7 Liability for breach of contract

Article 30 The recipient shall pay the transfer price of the right to use the state-owned construction land on time in accordance with the provisions of this contract. If the assignee fails to pay the price of the transfer of the right to the use of state-owned construction land on time, the payment shall be delayed daily from the date of default 1% pay liquidated damages to the transferor and delay the payment for more than 60 days, after the transferor.If the transfer price of the right to use state-owned construction land cannot be paid after the prompt payment, the transferor shall have the right to terminate the contract, the assignee has no right to demand the return of the deposit, and the transferor may request the transferThe person pays for the loss.

Article 31 Where the transferee terminates the investment and construction of the project due to its own reasons, proposes to the transferor to terminate the performance of this contract and requests for the return of the land, the transferor shall, after the approval of the people’s government that originally approved the land transfer plan, return the transfer price (excluding interest) of all or all of the state-owned construction land use right except the deposit agreed in this contract respectively according to the following provisions. The expropriating state has the right to use the construction land, and the buildings, structures and ancillary facilities that have been built in the country of the land may not be compensated, and the transferor may also require the transferee to remove the buildings, structures and ancillary facilities that have been built. Restoration of site formation: However, the transferor is willing to continue to make use of the buildings already built within the site. For structures and their ancillary facilities, certain compensation shall be given to the sub-assignee:

(1) If the transferee submits an application to the transferor not less than 60 days before the expiration of the date of commencement of construction as agreed in this contract, the transferor shall refund the transfer price paid by the transferee after deducting the deposit;

（2） If the transferee has started construction for more than one year but less than two years as stipulated in this contract and applies to the transferor no less than 60 days before the expiration of two years, the transferor shall deduct the deposit as stipulated in this contract and collect land idle fees in accordance with regulations, and refund the remaining paid transfer price of state-owned construction land use rights to the transferee.

Article 32 If the transferee causes the land to be idle for more than one year but less than two years, they shall pay the land idle fee in accordance with the law; If the land is idle for more than two years and construction has not started, the transferor has the right to reclaim the right to use state-owned construction land without compensation.

Article 33

If the assignee fails to commence construction on the date specified in this contract or agrees to an extension of the agreed date, for each day of delay, a penalty equivalent to 1 ‰ of the total transfer price for state-owned construction land use rights shall be paid to the transferor. The transferor has the right to demand that the assignee continue to perform the contract.

If the transferee fails to complete the project on the agreed date in this contract or agrees to an extension of the agreed date, a penalty equivalent to 1 ‰ of the total transfer price for state-owned construction land shall be paid to the transferor for each day of delay.

Article 34 If the total fixed asset investment, investment intensity, and total development investment of the project do not meet the standards stipulated in this contract, the transferor may require the transferee to pay a penalty equivalent to the same proportion of the transfer price of state-owned construction land use rights based on the proportion of the actual difference to the agreed total investment and investment intensity indicators, and may also require the transferee to continue to perform the contract.

Article 35 If any of the indicators such as the plot ratio and building density of the land parcel under this contract are lower than the minimum standard agreed upon in this contract, the transferor may demand the transferee to pay a penalty equivalent to the same proportion of the state-owned construction land use right transfer price based on the proportion of the actual difference to the agreed minimum standard, and has the right to demand that the transferee continue to perform this contract; If any of the indicators such as building plot ratio and building density are higher than the highest standard agreed upon in this contract, the transferor has the right to reclaim the higher standard than the agreed upon maximum standard

The right to demand that the transferee pay a penalty equivalent to the same proportion of the transfer price for state-owned construction land use rights, based on the proportion of the actual difference to the agreed standard, for the allowed area.

Article 36 The green space rate of industrial construction projects, the proportion of land used for internal administrative offices and living service facilities within the enterprise , the internal administrative offices and living services of the enterprise If any indicator such as the building area of the facility exceeds the standard agreed in this contract, the transferee shall A liquidated damages equivalent to the land transfer price / ‰ shall be paid to the transferor and Corresponding greening and building facilities will be demolished.

Article 37 the transferee pays the transfer price for the state-owned construction land use right in accordance with the provisions of this contract, the transferor must deliver the transferred land on time in accordance with the provisions of this contract. If the transferor fails to provide the transferred land on time, resulting in a delay in the ownership of the land under this contract by the transferee, for each day of delay, the transferor shall pay a penalty of 1 ‰ of the state-owned construction land use right transfer price already paid by the transferee to the transferee. The land use period shall be calculated from the date of actual delivery of the land. If the transferor delays the delivery of the land for more than 60 days and still cannot deliver the land after being urged by the transferor, the transferee has the right to terminate the contract. The transferor shall return twice the deposit and the remaining part of the paid transfer price for state-owned construction land use rights. The transferee may also request the transferor to compensate for the losses.

Article 38 If the transferor fails to deliver the land on time or the delivered land fails to meet the land conditions agreed in this contract or unilaterally changes the land use conditions, the transferor shall be

The transferor has the right to require the transferor to perform its obligations in accordance with the specified conditions and compensate for delay Direct losses caused to the transferee due to performance. The land use period reaches the agreed from the date of land conditions.

Chapter 8 Applicable Law and Dispute Resolution

Article 39 The formation, validity, interpretation, performance and resolution of disputes of this contract

For decisions, the laws of the People’s Republic of China shall apply.

Article 40 Any dispute arising from the performance of this contract shall be settled through negotiation between the parties to the dispute.

If a decision cannot be reached through negotiation, the (two) The item is resolved in the agreed way:

(1) Submit_              Arbitration by arbitration committee;

(2) File a lawsuit with the People’s Court in accordance with the law.

Chapter 9 Supplementary Provisions

Article 41 The land transfer plan under this contract has been Wenjiang , Chengdu district With the approval of the People’s Government, this contract shall take effect from the date of signature by both parties.

Article 42 Both parties to this contract guarantee the authenticity and validity of the name, mailing address, telephone number, fax number, account opening bank, agent, and other information filled in this contract. If one party’s information is changed, they shall inform the other party in writing within 15 days from the date of change. Otherwise, any responsibility arising from the inability to inform in a timely manner shall be borne by the information changing party.

Article 43 This contract and its attachments are a total of twenty-one pages, and the Chinese version shall prevail.

Article 44 The price, amount, area, and other items of this contract shall be expressed in both uppercase and lowercase, and the amounts in uppercase and lowercase shall be consistent. In case of inconsistency, capital shall prevail.

Article 45 Any matters not covered in this contract may be agreed upon by both parties as annexes to the contract, which shall have the same legal effect as this contract.

Article 46 This contract is made in six copies, with two copies for the transferor and four copies for the transferee, all of which have equal legal effect.

由 Autodesk 教育版产品制作

温江规划用地出[2021]32号红线图

X=219662.671
Y=197233.846
X=219685.338
Y=197279.030
X=219714.133
Y=197336.430
20
净用地面积：约12171.28平方米
X=219627.174
Y=197378.683
X=219565.992
Y=197255.117

图示为该地块用地红线，具体要求见成规设[2021]J0433号规划条件。

2021年4月27日

由 Autodesk 教育版产品制作

Chapter 9 Supplementary Provisions

Article 41 The land transfer plan under this contract has been Wenjiang , Chengdu district With the approval of the People’s Government, this contract shall take effect from the date of signature by both parties.

Article 42 Both parties to this contract guarantee that the information filled in this contract Name, mailing address, telephone number, fax, account opening bank, agent, etc. Real and effective, If a party’s information is changed, it shall be reported within 15 days from the date of change. inform the other party in writing, otherwise the liability for failure to notify in time shall be borne by the letter, the party responsible for any change in interest rates shall bear the responsibility.

Article 43 This contract and its attachments total Twenty -one pages, written in Chinese shall prevail.

Article 44 The price, amount and area of this Contract shall be determined in the same time ,capital, lowercase, the amount of the case should be consistent, inconsistent, capital shall prevail

Article 45 Matters not covered in this contract may be agreed by both parties as a contract

The appendix shall have the same legal effect as this Contract.

Article 46 This contract is made in 6 copies, with 2 copies for the transferor and 2 copies for the transferee.

4 copies, with the same legal effect.

Transferor (seal):	Assignee (seal)
Wenjiang District, Chengdu City	Sichuan Vtouch Technology Co., Ltd.

Legal representative (authorized agent )	Legal representative (authorized agent )

Signature	Signature

August 6th, 2021

planning conditions

(No. Chenggongshe [2021] J0433 )

one , plot location: Youjiadu Community, Tianfu Street Office, Wenjiang District, Chengdu City (former Liujiang Village Group 2)

2. Construction land planning and management requirements:

	Inside Allow	Notice of Planning Conditions
	Nature of land use	Class II industrial land
	Planned net land area for construction	12171.28 square meters
Land use planning indicators	Volume rate	Not greater than 3 and not less than 1.2
	building density	Not less than 40%
	Green space rate	Not more than 20%
building height
	Project supporting facilities	The installation of motor vehicles and non-motor vehicles must meet Chengdu’s urban planning management technical regulations and related Specify normative requirements.
Equipped with public service facilities

3. Construction engineering design and planning requirements

1. The distance between buildings and various planning control lines such as setback land red lines and road red lines should comply with Chengdu’s urban planning management technical regulations. relevant requirements.

2. The sunshine of new buildings and the impact of sunshine of new buildings on the surrounding existing buildings and land should meet the technical regulations of Chengdu urban planning and management. related requirements.

3. Pay attention to the architectural form of urban roads, coordinate with the surrounding environment, and meet relevant regulations. A3 format renderings need to be submitted

Seek real-life embedding to reflect the relationship between the surrounding current buildings and the environment). And provide three-dimensional model electronic files, the data format should meet the “Wenjiang

District 3D model submission standards》 (Trial). (This standard can be obtained from Chengdu Wenjiang District Planning Information Service Center).

Four , municipal and transportation requirements

1. Traffic entrances and exits should meet relevant regulatory requirements and be marked on the general plan.

2. The project supporting municipal facilities that require dedicated independent land must be implemented within the transfer scope.

3. Municipal public facilities should be landscaped.

4. The elevations of entrances and exits of construction land and site elevations should be connected to the elevations of adjacent urban roads.

5. The planning and design of the municipal part should also comply with the relevant requirements of Chengdu Municipal Planning Management Technical Regulations.

5. Supporting requirements

1. Supporting facilities should be configured in accordance with relevant specifications and Chengdu urban planning management technical regulations.

2. Various supporting facilities must be accurately marked with location, area, floor, usage and other relevant information on the general plan. Indicated in economic and technical indicators area.

3. Relevant supporting facilities should be planned in a unified manner with the construction project and implemented simultaneously.

6. Other requirements

1. The general plan should clearly indicate the nature of each floor of the building and the relative altitude of the highest point of the building (including all buildings, structures and facilities) .

2, The land area for supporting service facilities shall not exceed 7% of the total land area of the industrial project, and the proportion of the building area of supporting service facilities shall not exceed 15% of the total planned floor area.

3. When installing air-conditioning outdoor unit shelves and various pipes on the exterior wall of the building, the positions of various pipes and shelves should be concealed and covered with decoration.

Combined with the unified design of the facade, condensed water should be discharged in an organized manner, and decorative components should be installed to achieve a unified and beautiful effect.

4. The planning condition number should be clearly marked on the general plan.

5. In addition to meeting the aforementioned requirements, it must also comply with relevant national policies, relevant regulations and Chengdu urban planning management technical regulations. OK.

7. Precautions

1. This planning condition is the basis for our bureau to review the design plan. In addition to meeting the planning conditions, the design plan should also comply with the Chengdu Urban Planning Administration management technical regulations and related guidelines.

2, The construction project plan should also comply with other relevant requirements of the Chengdu Municipal Planning and Natural Resources Bureau in the planning approval management work during the review process.

beg.

3. This planning condition is attached with a red line map of the land (No.: Wenjiang Planning Land Use [2021] Red Line Map No. 32), which is a valid document. 4. This project involves fire protection, environmental protection, health and epidemic prevention, earthquakes, gardens, culture, transportation, civil air defense, confidentiality, water conservancy, protection of famous and ancient trees, When dealing with issues such as historical and cultural relics, the requirements of relevant departments should be met.

5. Before the project design work is carried out, technical consultation must be provided to our bureau.

6. The specific calculation method of the building area of this project should be implemented in accordance with the “Code for Calculation of Building Area of Construction Projects”.

7. Matters not covered by the conditions of this plan shall be implemented in accordance with relevant national technical specifications.

8, The regulations and specifications mentioned above are subject to the version implemented at the time of construction submission.

9, This planning condition is valid for one year. Failure to complete the land transfer procedures after the expiration date must be re-verified by our bureau .

10. The Planning and Natural Resources Bureau of Wenjiang District, Chengdu is responsible for interpreting these planning conditions .

April 27, 2021

力测定界图

土地座落：成都市温江区天府街道游家渡社区(原柳江村二组)

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注：

1、受委托　本次为拟供使用权前置地籍调查

用、该宗班枝属来源见地块用途、面积、权属情况表

笔　　　　地块依据2021年4月24日出具的温江规划用地出[2021]32号红

共设界址点5个。经计算面积为：　　12171.28平方米

4、用途按照GF21010-2017《土地利用现状分类》归类为：工业用地。线图，确定

权属界线。

制

地块用途、面积、权属情况表

单位：平方来

编号	土地用逮	面积	权属情况
①	工业用地	12171.28	山府士[20101494号 2009年第一十五批城市

用地面积汇总表

单位：平方米

土地用途	工业用地	面积总和
面积	12171.2R	12171.28

审核：

权周

{01354690.DOCX.2}